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                                                                  EXHIBIT 3.2(b)

                        THE COMPANIES LAW (2000 REVISION)

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                     NEW SAC

                                     TABLE A

The Regulations contained or incorporated in Table 'A' in the First Schedule of the Companies Law (2000 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company as amended and restated on 17 November 2000.

                                 INTERPRETATION

1.       In these Articles:

         "COMPANIES LAW" means the Companies Law (2000 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force;

         "COMPANY" means New SAC;

         "DESIGNATED SUBSIDIARY" means each of Seagate Technology Holdings, Seagate Technology HDD Holdings, Seagate Software (Cayman) Holdings, Seagate Technology SAN Holdings, Seagate Removable Storage Solutions Holdings, Seagate Technology Investment Holdings LLC and the shares of Iolon, Inc. held by Seagate Technology Investment Holdings LLC as of 22 November 2000;

         "DESIGNATED SUBSIDIARY DISTRIBUTION" means, with respect to a particular Designated Subsidiary, any dividend or distribution actually paid or made by the Company in respect of its share capital and which is attributable to the properties or assets of such Designated Subsidiary, as determined in good faith by the Board; provided, that any such dividend or distribution actually paid or made by the Company that consists of securities of such Designated Subsidiary shall be deemed to be a Designated Subsidiary Distribution with respect to such Designated Subsidiary and, provided, further, that (i) a Designated Subsidiary Distribution with respect to either Seagate Technology HDD Holdings or Seagate Technology SAN Holdings shall also be deemed to be a Designated Subsidiary Distribution with respect to Seagate Technology Holdings and (ii) a Designated Subsidiary Distribution with respect to Seagate Technology Holdings shall also be deemed to be a Designated Subsidiary Distribution with respect to Seagate Technology HDD Holdings and/or Seagate Technology SAN Holdings to the extent and only to the extent that such Designated Subsidiary Distribution with respect to Seagate Technology Holdings is attributable to the properties or assets of Seagate Technology HDD Holdings or Seagate Technology SAN Holdings, respectively, as determined in good faith by the Board. If any dividend or distribution is paid


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         or made prior to a Liquidation Event and is not attributable to the properties or assets of any Designated Subsidiary or Designated Subsidiaries then such dividend or distribution shall be allocated among each Designated Subsidiary in the same proportion that the Preference Amount of each such Designated Subsidiary bears to the sum of all Preference Amounts and such allocated amount shall be deemed to be a Designated Subsidiary Distribution with respect to each such Designated Subsidiary;

         "DIRECTORS" and "BOARD OF DIRECTORS" and "BOARD" means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

         "LIQUIDATION EVENT" means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

         "MEMBER" means a person whose name is entered in the register of members as the holder of a share or shares and includes each subscriber of the Memorandum pending the issue to him of the subscriber share or shares;

         "MEMORANDUM OF ASSOCIATION" means the Memorandum of Association of the Company, as amended and re-stated from time to time;

         "NON-VOTING ORDINARY SHARES" has the meaning given thereto in the Memorandum of Association;

         "ORDINARY RESOLUTION" means a resolution:

         (a) passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

         (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

         "ORDINARY SHARES" has the meaning given thereto in the Memorandum of Association;

         "PAID UP" means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

         "PAYMENT IN FULL OF THE RELATED PREFERENCE AMOUNT" with respect to a particular Designated Subsidiary is deemed to have been made at such time as the aggregate amount of Designated Subsidiary Distributions with respect to such Designated Subsidiary paid and/or made in respect of the Preferred Shares equals the Preference Amount for such Designated Subsidiary;

         "PREFERENCE AMOUNT" means, with respect to each Designated Subsidiary, the amounts set out in Resolutions of the Board from time to time;

         "PREFERRED SHARES" has the meaning given thereto in the Memorandum of Association;


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         "REGISTER OF MEMBERS"  means the register to be kept by the Company in accordance with Section 40 of the Companies Law;

         "SEAL" means the Common Seal of the Company including any facsimile thereof;

         "SHARE" means any share in the capital of the Company, including a fraction of any share;

         "SIGNED" includes a signature or representation of a signature affixed by mechanical means;

         "TAX DISTRIBUTION" shall have the meaning given that term in the Shareholders Agreement, dated as of the date hereof (as the same may hereafter be amended from time to time), among the Company and the Shareholders party thereto.

2.       In these Articles, save where the context requires otherwise:

         (a) words importing the singular number shall include the plural number and vice versa;

         (b) words importing the masculine gender only shall include the feminine gender;

         (c) words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

         (d) "may" shall be construed as permissive and "shall" shall be construed as imperative;

         (e) a reference to a dollar or dollars (or $) is a reference to dollars of the United States; and

         (f) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

3. Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                   PRELIMINARY

4. The business of the Company may be commenced as soon after incorporation as the Directors see fit, notwithstanding that part only of the shares may have been allotted or issued.

5. The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

                                     SHARES

6. Subject as otherwise provided in these Articles, all shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Directors, and may be re-designated, allotted or disposed of in such manner, to such persons and on such terms as the Directors in their absolute discretion may think fit.

7. The Company may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally




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         for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                                 ORDINARY SHARES

8. The holders of Ordinary Shares shall be entitled to receive such dividends and distributions as may be declared, paid or made (or set apart for payment) from time to time by the Board; provided that, (i) prior to a Liquidation Event, no Designated Subsidiary Distribution with respect to any Designated Subsidiary shall be declared, paid or made (or set apart for payment) on or in respect of the Ordinary Shares prior to the Payment in Full of the Related Preference Amount with respect to such Designated Subsidiary and after Payment in Full of the Related Preference Amount with respect to such Designated Subsidiary, no Designated Subsidiary Distribution with respect to such Designated Subsidiary shall be declared, paid or made (or set apart for payment) on or in respect of the Preferred Shares; (ii) upon a Liquidation Event, no dividends or distributions shall be declared, paid or made (or set apart or payment) on or in respect of the Ordinary Shares until payment in full of the Liquidation Preference (as defined below) in respect of the outstanding Preferred Shares and (iii) prior to payment in full of the Liquidation Preference, no dividend or distribution shall be declared or made that is not a Designated Subsidiary Distribution or a Tax Distribution. Any Tax Distribution shall be made to holders of Ordinary Shares (including holders of unvested Ordinary Shares subject to a restricted share agreement with the Company for which an election under Section 83(b) of the United States Internal Revenue Code of 1986, as amended, has been made) on a pro rata basis, based on the number of the Ordinary Shares held by each such holder. Such dividends and distributions shall be paid and/or made as provided in these Articles.

9. After payment in full of the Liquidation Preference, any remaining assets of the Company legally available for distribution, if any, shall be distributed ratably among the holders of Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares held by each such holder.

10. The value of any property not consisting of cash which is distributed by the Company to the holders of Ordinary Shares or Preferred Shares pursuant to these Articles of Association will equal the Fair Market Value of such property. For all purposes hereunder, the "Fair Market Value" of any property shall mean the fair market value thereof as determined in good faith by the Board; provided, however, that the value of any securities will be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such securities exchange or the Nasdaq National Market, as applicable, over the thirty (30) day period ending three (3) days prior to the date of distribution; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the date of distribution; and
         (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

11. Each holder of Ordinary Shares shall have one vote in respect of each Ordinary Share held by such holder with respect to any and all matters presented to the shareholders of the Company for their action or consideration.

                           NON-VOTING ORDINARY SHARES

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12.      The Non-Voting Ordinary Shares shall have no voting rights.

13. The Non-Voting Ordinary Shares at any time or from time to time are convertible into Ordinary Shares at the option of the holder thereof on a share-for-share basis; provided, however, that the holder of any Non-Voting Ordinary Shares that were initially issued by the Company to August Capital III, L.P., whether or not as nominee, shall not be entitled to convert any Non-Voting Ordinary Shares into Ordinary Shares if such conversion would cause either (i) August Capital III, L.P., August Capital III Founders Fund, L.P. and August Capital Strategic Partners III, L.P. to, in the aggregate, be the owner of more than 9.6% of the shares of the Company that are entitled to vote or (ii) any of August Capital III, L.P., August Capital III Founders Fund, L.P., August Capital Strategic Partners III, L.P. or August Capital Management III, L.L.C. to be a "United States Shareholder" within the meaning of Section 951(b) of the United States Internal Revenue Code of 1986, as amended. Conversion will occur by way of redemption of the Non-Voting Ordinary Shares, and issue of Ordinary Shares.

14. The Non-Voting Ordinary Shares shall, except as set out in the Articles 12 and 13, have the same terms as the Ordinary Shares in all respects, and shall rank pari passu therewith. Reference to Ordinary Shares in Articles 8, 9 and 10 should be construed as referring to Ordinary Shares and Non-Voting Ordinary Shares. Without limiting the foregoing, any notices sent to a holder of Ordinary Shares pursuant to these Articles shall also be sent in the same manner to holders of Non-Voting Ordinary Shares. The Company shall not in any manner subdivide (by stock split, stock dividend or otherwise), or combine (by reverse stock split or otherwise) the outstanding Ordinary Shares of any class unless the outstanding Ordinary Shares of all other classes outstanding shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Ordinary Shares to the holders of Ordinary Shares and in Non-Voting Ordinary Shares to the holders of Non-Voting Ordinary Shares.


                                PREFERRED SHARES

15. The holders of Preferred Shares shall be entitled to receive such dividends and distributions as may be declared, paid or made (or set apart for payment) on or in respect of the Preferred Shares as may be declared, paid or made (or set apart for payment) from time to time by the Board. Dividends and distributions shall be paid and/or made in preference to dividends and distributions on or in respect of Ordinary Shares to the extent provided in these Articles.

16. The Preferred Shares may be issued in one or more series at such time or times and for consideration or considerations as the Board of Directors of the Company may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

17. Upon any Liquidation Event, before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Preferred Shares shall be entitled to be paid out of the remaining assets of the Company legally available for distribution with respect to all shares of Preferred Shares then outstanding an amount in cash (to be shared ratably by the holders of Preferred Shares) equal to US$100 per Preferred Share (such amount, the "Liquidation Preference") less the aggregate amount of all distributions and dividend made per Preferred Share. If upon any such liquidation, dissolution or winding up of the Company, if the remaining assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Preferred Shares the full Liquidation Preference on each


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         Preferred Share, the holders of Preferred Shares shall share ratably in any distribution of the remaining assets of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

18. After payment in full of the Liquidation Preference on each Preferred Share, the Preferred Shares shall be redeemed in full by the Company to the extent that Preferred Shares are redeemed in full, such Shares shall be cancelled, and the nominal value of those Preferred Shares shall be diminished accordingly. The redemption shall not be taken as reducing the authorised share capital.

19.      Holders of Preferred Shares shall have no voting rights.

                     VARIATION OF RIGHTS ATTACHING TO SHARES

20. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

21. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith or the redemption or purchase of shares of any class by the Company.

                                  CERTIFICATES

22. Every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Directors. Such certificate may be under the Seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

23. If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.

                                FRACTIONAL SHARES

24. The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole






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         share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.


                                      LIEN

25. The Company shall have a first priority lien and charge on every share (not being a fully paid up share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all shares (other than fully paid up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

26. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

27. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

28. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

29. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares, and each Member shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

30. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

31. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

32. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

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33.      The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

34. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

                              FORFEITURE OF SHARES

35. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

36. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

37. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

38. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

39. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

40. A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

41. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.


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                               TRANSFER OF SHARES

42. The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may approve and executed by or on behalf of the transferor and if in respect of a nil or partly paid up share or if so required by the Directors shall also be executed on behalf of the transferee and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

43. The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

44. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

45. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

                             TRANSMISSION OF SHARES

46. The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

47. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

48. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

                              ALTERATION OF CAPITAL

49. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

50.      The Company may by Ordinary Resolution:




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         (a)  consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (b) convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

         (c) subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

         (d) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

51. The Company may by resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

                      REDEMPTION AND PURCHASE OF OWN SHARES

52.      Subject to the provisions of the Companies Law, the Company may:

         (a) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

         (b) purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

         (c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

53. Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

54. The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

55. The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

56. For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

57. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

58. If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                GENERAL MEETINGS

59. The Directors may, whenever they think fit, convene a general meeting of the Company. No general meeting may be convened by any Member or Members of the Company.

60. All authorisations by way of resolution shall be passed by way of Ordinary Resolution, unless otherwise required by the Companies Law.

61. If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                           NOTICE OF GENERAL MEETINGS

62. At least seven days notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

63. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

64. A general meeting can be held by way of a telecommunication conference call.

65. All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and ordinary report of the Directors and the Company's auditors, and the appointment and removal of Directors and the fixing of the remuneration of the Company's auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

66. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least a majority of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.

67. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

68. The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

69. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

70. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

71. Subject to Article 73, a poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

72. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

                                VOTES OF MEMBERS

73. Subject to any rights and restrictions for the time being attached to any class or classes of shares as set out in Articles 11 and 19, on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

74. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.


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75.      A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

76. No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

77.      On a poll votes may be given either personally or by proxy.

78. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

79. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

80. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

81. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

82. Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

                                    DIRECTORS

83. The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

84. The Company may by Ordinary Resolution appoint any person to be a Director.

85. Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

86. The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the number of Directors shall be unlimited.

87. The remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.

88. The shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required.

89. The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company by Ordinary Resolution.

                               ALTERNATE DIRECTOR

90. A Director may in writing appoint another person to be his alternate to act in his place solely in the case of meetings of Directors held in the Cayman Islands pursuant to Section 194 of the Companies Law. Every such alternate shall be entitled to notice of such meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

91. Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, solely in the case of meetings of Directors held in the Cayman Islands pursuant to Section 194 of the Companies Law. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

                         POWERS AND DUTIES OF DIRECTORS

92. Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

93. The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of President, one or more Vice-Presidents, Treasurer, Assistant Treasurer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

94. The Directors may appoint the Company Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

95. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

96. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

97. The Directors may from, time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

98. The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

99. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

100. Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested to them.

                          BORROWING POWERS OF DIRECTORS

101. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

                                    THE SEAL

102. The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the

         Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

103. The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Company Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose.

104. Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

                          DISQUALIFICATION OF DIRECTORS

105.     The office of Director shall be vacated, if the Director:

         (a) becomes bankrupt or makes any arrangement or composition with his creditors;

         (b)  is found to be or becomes of unsound mind; or

         (c)  resigns his office by notice in writing to the Company.

                            PROCEEDINGS OF DIRECTORS

106. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

107. A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

108. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be more than two Directors shall be two, and if there be two or less Directors shall be one. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

109. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

110. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

111. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

112. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

         (a)  all appointments of officers made by the Directors;

         (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

         (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

113. When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

114. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

115. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

116. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

117. A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

118. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present.

119. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                                    DIVIDENDS

120. Subject to any rights, preferences and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

121. Subject to any rights, preferences and restrictions for the time being attached to any class or classes of shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

122. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

123. Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

124. The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

125. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

126. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

127. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

128.     No dividend shall bear interest against the Company.

                               ACCOUNTS AND AUDIT

129. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

130. The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

131. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

132. The accounts relating to the Company's affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

                            CAPITALISATION OF PROFITS

133. Subject to the Companies Law, the Board may, with the authority of an Ordinary Resolution:

         (a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, profit and loss account, and capital redemption reserve), whether or not available for distribution;

         (b) appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

                  (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

                  (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and

                  (iii) allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

          (c) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

          (d) authorise a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

                  (i) the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

                  (ii) the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares,

           (e) an agreement made under the authority being effective and binding on all those Members; and

           (f) generally do all acts and things required to give effect to the resolution.

                              SHARE PREMIUM ACCOUNT

134. The Board of Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

135. There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

                                     NOTICES

136. Any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile, by e-mail or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

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137.     Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

138. Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier.

139. Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

140.     Notice of every general meeting shall be given to:

         (a) all Members who have supplied to the Company an address for the giving of notices to them; and

         (b) every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

141. No other person shall be entitled to receive notices of general meetings.

                                    INDEMNITY

141. Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), Managing Director, agent, Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company's auditor) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

142. No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company (but not including the Company's auditor) shall be




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         liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.


                            NON-RECOGNITION OF TRUSTS

143. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

                      AMENDMENT OF ARTICLES OF ASSOCIATION

144. Subject to the Companies Law and the rights attaching to the various classes of shares, the Company may at any time and from time to time by resolution alter or amend these Articles in whole or in part.

                       REGISTRATION BY WAY OF CONTINUATION

145. The Company may by resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.